SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                             SCHEDULE 14A STATEMENT


                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant    /_/  Filed by a Party other than the Registrant  /X/

Check the appropriate box:

/ /  Preliminary Proxy Statement
/_/  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
/_/  Definitive Proxy Statement
/X/  Definitive Additional Materials
/_/  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              DEL WEBB CORPORATION
                   -------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              PACIFIC PARTNERS, LLC
 -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         /X/      No fee required.
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                  and 0-11

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         Not applicable
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         pursuant to  Exchange  Act Rule 0-11 (set forth the amount on which the
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/_/      Fee paid previously with preliminary materials
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         Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee
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

NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACT: Denise D. Resnik
         (602) 956-8834


                   PACIFIC PARTNERS' SLATE FOR DEL WEBB BOARD

                              SUPPORTED BY LEADING

                              PROXY ADVISORY FIRM

         PHOENIX  (October  26,  2000)  --  Pacific   Partners,   LLC,  a  large

stockholder of Del Webb Corporation  (NYSE:WBB) seeking to elect two nominees to the Del Webb Board of Directors  announced today that Institutional  Shareholder

Services  (ISS) has  recommended  that Del Webb  stockholders  vote FOR  Pacific

Partners' nominees - William S. Levine and Brian J. O'Connor. ISS is the world's foremost proxy advisory firm,  providing  independent  proxy analysis and voting recommendations to hundreds of money managers,  public and private pension funds and insurance  companies,  among others,  managing billions of dollars of equity investments.

     In its analysis, ISS stated, in part:

o "Most of Pacific Partners' argument regarding inefficiencies are addressed in Del Webb's business plan that has been in effect for the last several years. This would indicate that the company may need help in the implementing its plan as well as capitalizing on its brand name."

o "There are also some indications of management entrenchment as shown by the reluctance of Del Webb's board to consider Shea's disputed offer. The question now is how long should shareholders have to wait to see a return on their investment. Should they stay the course for the potential gains that the coming baby boomers have to offer or attempt to cash out now? Either way this choice should be left up to Del Webb shareholders, and their best chance to realize this opportunity may be by injecting some new blood into the board."

o "On the contrary, in light of Del Webb's stock performance, it appears [Pacific Partners is] merely concerned about the management of their investment. In this case, we believe the dissident slate will bring a fresh perspective to the Del Webb board and may help to better align the interests of management with those of shareholders."

         William S. Levine, Manager of Pacific Partners (which owns in excess of

1.0 million  shares of Del Webb stock)  stated,  "We are very gratified that ISS has  endorsed our slate of nominees.  Now it is up to Del Webb  stockholders  to rally  behind our  nominees  and us. We are  committed to staying the course and investigating all reasonable  alternatives for maximizing stockholder value. The performance of the past cannot be permitted to continue in the future."

         Pacific  Partners asks all Del Webb  stockholders to review the Pacific

Partners  proxy  statement  dated October 19, 2000  carefully.  All  information regarding Pacific Partners is available at www.pacificpartners.bizland.com.

         The  Pacific   Partners   nominees  for   directors  are  committed  to

investigating all opportunities for maximizing stockholder value, including Shea and others that become  available.  "While our  nominees,  if elected,  will not constitute  a majority  of the Del Webb board and thus could not ensure that the board will explore strategic  alternatives or successfully  enhance  stockholder value,  we believe that the election of our nominees should be recognized by the other directors as a mandate for change. Even as a minority presence,  they will be an active  presence  committed  to  pursuing  avenues  designed  to deal with current  challenges  that  we  believe  are  impeding  the  company's  financial flexibility," Levine said.

                TIME IS SHORT. THE ANNUAL MEETING IS NOVEMBER 2.
                        VOTE YOUR BLUE PROXY CARD TODAY.

         By now, Del Webb stockholders should have received Pacific Partners' Proxy Statement and the enclosed BLUE Proxy Card to be used for voting for Pacific Partners' nominees.

         REMEMBER: EVEN IF YOU HAVE ALREADY VOTED A PROXY CARD IN FAVOR OF MANAGEMENT'S NOMINEES, YOU HAVE EVERY LEGAL RIGHT TO CHANGE YOUR MIND AND VOTE A BLUE PROXY CARD FOR PACIFIC PARTNERS' NOMINEES. ONLY YOUR LATEST DATED PROXY CARD WILL COUNT IN THE FINAL TALLY.

         Your vote is very important. If you have any questions about voting, please contact D.F. King & Co., Inc.

                     D.F. King & Co., Inc. - 1-800-207-2872

                                       or

                               jcornwel@dfking.com

                                Please Vote Today

         Information  regarding the identity of the person who, under SEC rules,

may be deemed to be participants in Pacific Partners' solicitation of Del Webb's stockholders,  and their interests in the solicitation, are set forth in Pacific

Partners' definitive proxy statement filed October 19, 2000 with the SEC. Copies of the definitive  proxy statement are being mailed to Del Webb's  stockholders.

Stockholders  are urged to read the Pacific  Partners  proxy  statement  and any other  relevant  documents  that may be filed with the SEC because  they contain important  information.  All of these  materials are available free of charge at the Pacific  Partners Web site  (www.pacificpartners.bizland.com).  Stockholders can  obtain  copies  of these  documents  free of  charge  at the SEC's Web site

(www.sec.gov).  Copies are also  available  free of charge from D.F.  King & Co.

Inc. at  1-800-207-2872  or  jcornwel@dfking.com.  Stockholders  should read the

Pacific Partners proxy statement carefully before making any voting decisions.

                                      -30-